NEWS RELEASE	Release Date: July 25, 2007 at 7:00 a.m. EST

KNBT BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS,
LOAN AND DEPOSIT GROWTH AND BALANCE SHEET RESTRUCTURING

Lehigh Valley, PA (July 25, 2007) - KNBT Bancorp, Inc. (NASDAQ-GM: “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), today reported earnings for the second quarter, continued loan and deposit growth and balance sheet restructuring.

Net income for the quarter ended June 30, 2007 was $2.0 million or $0.08 per diluted share compared to $5.9 million or $0.21 per diluted share for the same period in 2006.  Results for the second quarter include the impact of the previously announced security sales along with an increase in the deferred tax asset valuation allowance, a writedown of real estate due to branch relocations and deferred expenses related to the redemption of trust preferred debt. These items reduced diluted earnings per share by $0.09 for the quarter after tax.

KNBT sold $81.7 million in agency securities during the second quarter at a pre-tax loss of $2.2 million as previously disclosed in the Company’s earnings release for the first quarter.  This transaction reduced diluted earnings per share for the quarter by $0.05 after tax.  The proceeds from the security sales were used to repay FHLB debt, the redemption of trust preferred securities and the purchase of agency securities.

Included in the quarter was a $650,000 non-cash charge to increase the valuation allowance related to KNBT’s deferred tax asset created when it funded the Keystone Nazareth Charitable Foundation in 2003.  This charge reduced diluted earnings per share by $0.02 after tax.

Additional highlights for the second quarter include:

•	Loan growth of $152.2 million or 9.5% since December 31, 2006, 19% annualized, with continued excellent asset quality.

•	Deposit growth of $72.7 million or 3.8% since December 31, 2006, 7.6% annualized.

•	Declared a quarterly cash dividend of $0.10 per share.

•
The repurchase of 438,988 shares of common stock during the second quarter at an average price per share of $14.97.  In July, KNBT repurchased an additional 226,574 shares at an average price of $14.16.

•	The redemption of $22.4 million of trust preferred securities bearing an average interest rate of 8.89%.

Ex - 1

Scott V. Fainor, President and Chief Executive Officer, stated, “The quarter was marked by a very challenging interest rate environment.  With our asset repositioning strategy, we believe the Company is better positioned to improve core operations. The sale of $81.7 million of low yielding securities combined with the repayment of high cost borrowings and the purchase of higher yielding securities resulted in an improved net interest margin.  We continue to experience solid loan growth, deposit growth as well as growth in our fee income businesses.”  Mr. Fainor added, “The credit quality of our loan portfolio continues to be outstanding.”

Net Income

Net income was $2.0 million or $0.08 per diluted share compared to $5.5 million or $0.21 per diluted share and $5.9 million or $0.21 per diluted share for the quarters ended March 31, 2007 and June 30, 2006, respectively.

For the six months ended June 30, 2007, net income totaled $7.5 million or $0.28 per diluted share compared to $11.4 million or $0.40 per diluted share for the same period in 2006.

As previously noted, net income was primarily affected by the $2.2 million pre-tax loss incurred with the sale of securities combined with a $650,000 increase in the deferred tax asset valuation allowance.

Net Interest Income and Net Interest Margin

Net interest income increased by $201,000 during the quarter compared to the quarter ended March 31, 2007.  The net interest margin on a tax equivalent basis for the second quarter increased two basis points to 2.79% compared to 2.77% for the first quarter of 2007.

KNBT presents its net interest margin on a tax-equivalent basis because management believes that such presentation provides information that is more useful for a proper accounting of KNBT’s operating results.  These disclosures should neither be viewed as a substitute for operating results determined in accordance with generally accepted accounting principles (“GAAP”) nor are they reasonably comparable to non-GAAP performance measures which may be presented by other companies.  Without the adjustment for tax-free income, the net interest margin for the quarters ended June 30, 2007 and March 31, 2007 was 2.75% and 2.74%, respectively.

Provision for Loan Losses and Related Allowance for Loan Losses

The provision for loan losses for the quarter ended June 30, 2007 was $645,000 reflecting the continued growth of the loan portfolio, particularly in commercial loans which grew more than 10% since December 31, 2006 and more than 23% since June 30, 2006.

At June 30, 2007, KNBT’s total non-performing assets were $5.2 million compared to $6.0 million and $7.4 million at December 31, 2006 and June 30, 2006, respectively. In addition, at June 30, 2007, KNBT’s allowance for loan losses was 340% of its total non-performing loans and 0.98% of its total loans.

Ex - 2

Non-Interest Income and Non-Interest Expense

Non-interest income was $7.1 million for the quarter ended June 30, 2007 compared to $9.7 million for the quarter ended March 31, 2007.  The decrease in non-interest income for the second quarter of 2007 was due to the $2.2 million loss incurred on the sale of agency securities discussed above and a $225,000 writedown of real estate as a result of branch relocations.  The decrease was offset by an increase in income of $144,000 or 3.1% from Wealth Management and the Insurance Group and an increase in fee income of $223,000 or 9.0% compared to the previous quarter.

Non-interest expense increased $1.3 million for the quarter ended June 30, 2007 compared to the previous quarter ended March 31, 2007.  The increase in expense was primarily comprised of $383,000 in professional fees, $123,000 in advertising costs and a charge of $316,000 of deferred expenses related to the redemption of trust preferred debt.

Income Tax Expense

KNBT’s income tax expense was $1.7 million for the three months ended June 30, 2007. Included in the quarter was a $650,000 non-cash charge to increase the valuation allowance related to the impairment of the $5.2 million deferred tax asset recorded when KNBT made a $16.1 million contribution to the Keystone Nazareth Charitable Foundation established in connection with the conversion of the Bank to stock form in 2003.  Upon review of KNBT’s current operations, including, among other things, the effects of the $2.2 million pre-tax loss on the sale of securities and the $316,000 of charges related to the accelerated amortization of deferred costs related to the issuance of trust preferred securities, combined with the existing level of tax benefits acquired in prior acquisitions, KNBT determined that the valuation allowance should be increased.  The effective income tax rate for the second quarter of 2007 was 45.4% compared to 31.7% for the quarter ended March 31, 2007.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania−chartered savings bank headquartered in Bethlehem, Pennsylvania with 56 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Columbia and Schuylkill Counties, Pennsylvania.

Website: www.knbt.com

Contacts:
Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610−861−5000
Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610−861−5000

Ex - 3

The information contained in this press release may contain forward−looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT’s management's intentions, plans, beliefs, expectations or opinions or with respect to the operation of KNBT or its subsidiaries. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume and type of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) competitive pressure among depository institutions increases significantly; (4) changes in the interest rate environment may reduce interest margins; (5) general economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (6) acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties; (7) legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; and other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission ("SEC") from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

###

Ex - 4

KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2007	2007	2006	2006	2006
	(in thousands except per share data)
Interest income	$37,693	$37,042	$37,719	$37,769	$36,661

Interest expense	20,191	19,741	20,087	19,794	18,140

Net interest income	17,502	17,301	17,632	17,975	18,521

Provision for loan losses	645	-	1,014	365	1,200

Net interest income after
provision for loan losses	16,857	17,301	16,618	17,610	17,321

Non-interest income:
Deposit service charges	2,688	2,465	2,430	2,456	2,340
Securities gains (losses)	(2,159)	536	6	1,440	1,597
Gain on sale of branches	-	-	3,502	-	-
Wealth management income	2,366	2,374	2,213	2,061	2,302
Bank-owned life insurance	872	861	884	835	781
Insurance group income	2,442	2,290	2,137	2,146	2,395
Other	867	1,176	1,197	1,235	1,034

Total non-interest income	7,076	9,702	12,369	10,173	10,449

Non-interest expense:
Salaries, wages and employee benefits	11,260	11,215	11,173	11,265	11,147
Net occupancy and equipment expense	2,979	2,977	2,898	3,171	2,964
Other	6,012	4,781	5,716	4,767	5,289

Total non-interest expense	20,251	18,973	19,787	19,203	19,400

Income before income taxes	3,682	8,030	9,200	8,580	8,370

Income tax expense	1,670	2,544	2,894	2,669	2,464

Net income	$2,012	$5,486	$6,306	$5,911	$5,906

Per Common Share Data

Weighted average common shares- diluted	26,390,254	26,586,047	26,578,083	26,540,660	27,805,107
Weighted average common shares- basic	26,237,836	26,311,289	26,303,917	26,355,973	27,381,824
Net income per share- diluted	$0.08	$0.21	$0.24	$0.22	$0.21
Net income per share- basic	$0.08	$0.21	$0.24	$0.22	$0.22
Book value	$13.55	$13.76	$13.52	$13.29	$12.83
Tangible book value	$8.37	$8.72	$8.52	$8.26	$7.86

Ex - 5

KNBT Bancorp, Inc.
Asset Quality
(unaudited)

	At Period End or
	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2007	2007	2006	2006	2006
	(dollars in thousands)

Non-accruing loans	$4,245	$4,280	$4,869	$5,467	$6,066
Accruing loans 90 days
or more past due	852	391	1,058	775	988
Total non-performing loans	5,097	4,671	5,927	6,242	7,054

Other real estate owned	126	77	32	205	322
Total non-performing assets	$5,223	$4,748	$5,959	$6,447	$7,376

Total non-performing loans
as a percentage of loans, net	0.29%	0.27%	0.37%	0.40%	0.46%
Total non-performing loans
as a percentage of total assets	0.18%	0.16%	0.20%	0.21%	0.24%
Total non-performing assets
as a percentage of total assets	0.18%	0.16%	0.21%	0.22%	0.25%

Allowance for loan losses,
beginning of period	$16,667	$17,044	$16,630	$16,600	$15,963
Provision for loan losses	645	-	1,014	365	1,200
Total charge offs	(430)	(449)	(705)	(413)	(754)
Recoveries on loans previously
charged-off	431	72	105	78	191
Net loans charged off	1	(377)	(600)	(335)	(563)

Allowance for loan losses, at
period end	$17,313	$16,667	$17,044	$16,630	$16,600

Allowance for loan losses at period end to:
Average net loans	1.00%	1.02%	1.07%	1.06%	1.11%
Total loans at period end	0.98%	0.97%	1.05%	1.05%	1.08%
Non-performing loans	339.67%	356.82%	287.57%	266.42%	235.33%

Ex - 6

KNBT Bancorp, Inc.
(unaudited)

	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Balances (Period End)	2007	2007	2006	2006	2006
	(dollars in thousands)
Assets	$2,888,789	$2,906,829	$2,898,827	$2,926,763	$2,994,485
Total earning assets:	2,525,322	2,547,350	2,535,197	2,556,670	2,631,759
Investment securities	738,282	801,739	923,110	946,593	1,022,900
Net loans	1,755,290	1,704,772	1,603,122	1,574,022	1,523,847
Commercial	663,021	619,992	600,058	559,054	536,947
Mortgage	583,583	580,704	507,919	499,877	503,946
Consumer	525,999	520,743	512,189	531,721	499,554
Less: Allowance for loan loss	(17,313)	(16,667)	(17,044)	(16,630)	(16,600)
Loans held for sale	1,362	605	1,994	2,264	20
Other earning assets	30,388	40,234	6,971	33,791	84,992
Goodwill and other intangible assets	134,901	132,995	132,866	134,243	135,132
Total deposits:	1,980,251	1,940,125	1,907,547	1,888,636	1,912,797
Non-interest bearing deposits	206,327	200,351	206,972	197,612	205,847
Interest-bearing checking	241,543	247,396	241,567	232,775	238,715
Money market	619,322	572,736	532,824	452,196	438,457
Savings	205,144	211,944	214,949	230,157	252,435
Certificates of deposit	589,084	588,634	593,079	653,602	654,583
IRA & Keogh	118,831	119,064	118,156	122,294	122,760
Brokered CDs	-	-	-	-	-
Other borrowings	104,269	78,103	45,296	46,513	54,862
Subordinated debt	15,515	38,286	38,406	38,525	38,642
Federal Home Loan Bank advances	399,314	457,992	519,161	568,861	613,487
Shareholders' equity	352,274	361,603	356,026	349,715	341,823
	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Balances (Daily Average)	2007	2007	2006	2006	2006
	(dollars in thousands)
Assets	$2,892,074	$2,877,115	$2,917,925	$2,964,750	$2,975,532
Total earning assets:	2,544,847	2,527,087	2,560,145	2,605,410	2,619,100
Investment securities	745,363	887,402	920,940	1,013,377	1,096,658
Net loans	1,728,825	1,630,587	1,588,064	1,563,182	1,499,584
Commercial	642,638	604,757	571,102	547,357	526,522
Mortgage	580,735	534,165	506,344	506,735	493,575
Consumer	522,333	508,687	527,281	525,707	495,589
Less: Allowance for loan loss	(16,881)	(17,022)	(16,662)	(16,617)	(16,102)
Loans held for sale	1,399	1,944	1,880	29	330
Other earning assets	69,260	7,154	49,261	28,823	22,528
Goodwill and other intangible assets	133,582	132,635	133,811	134,757	134,543
Total deposits:	1,946,206	1,890,473	1,894,407	1,899,642	1,853,122
Non-interest bearing accounts	195,409	189,911	196,362	195,523	196,149
Interest-bearing checking	239,374	234,132	234,670	236,346	233,862
Money market	596,137	541,947	494,093	448,266	380,712
Savings	209,224	212,175	223,941	239,887	257,816
Certificates of deposit	587,087	593,596	624,009	657,002	656,589
IRA & Keogh	118,975	118,712	121,332	122,618	124,222
Brokered CDs	-	-	-	-	3,772
Other borrowings	79,492	58,657	58,760	52,827	48,809
Subordinated debt	31,919	38,358	38,474	38,585	38,713
Federal Home Loan Bank advances	440,220	495,139	539,100	594,691	645,831
Shareholders' equity	360,550	358,811	353,777	344,380	356,669

Ex - 7

KNBT Bancorp, Inc.
(unaudited)

	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Ratios	2007	2007	2006	2006	2006
Return on average equity	2.23%	6.12%	7.13%	6.87%	6.62%
Return on average tangible equity (1)	3.62%	9.68%	11.40%	11.11%	10.77%
Return on average assets	0.28%	0.76%	0.86%	0.80%	0.79%
Net interest margin	2.79%	2.77%	2.78%	2.79%	2.90%
Efficiency ratio	80.13%	68.56%	64.52%	66.70%	64.95%
Shareholders' equity to total assets	12.19%	12.44%	12.28%	11.95%	11.42%
Tangible equity to total assets	7.53%	7.89%	7.74%	7.42%	6.99%

(1) Reconciliation Table for Non-GAAP
Financial Measures

Return on average equity	2.23%	6.12%	7.13%	6.87%	6.62%
Effect of goodwill and intangibles	1.39%	3.56%	4.27%	4.24%	4.15%
Return on average tangible equity	3.62%	9.68%	11.40%	11.11%	10.77%

Average tangible equity excludes acquisition
related average goodwill and intangibles:

Average equity	$360,550	$358,811	$353,777	$344,380	$356,669
Average goodwill and intangibles	(138,247)	(132,052)	(132,565)	(131,478)	(137,305)
Average tangible equity	$222,303	$226,759	$221,212	$212,902	$219,364

Ex - 8

KNBT Bancorp, Inc.
Consolidated Statements of Income
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(in thousands, except per share data)

Interest income	$37,693	$36,661	$74,735	$72,932

Interest expense	20,191	18,140	39,932	35,676

Net interest income	17,502	18,521	34,803	37,256

Provision for loan losses	645	1,200	645	1,950
Net interest income after
provision for loan losses	16,857	17,321	34,158	35,306

Non-interest income:
Deposit service charges	2,688	2,340	5,153	4,526
Securities gains (losses)	(2,159)	1,597	(1,623)	1,735
Gain on extinguishment of debt	-	-	-	1,179
Wealth management income	2,366	2,302	4,740	4,222
Bank-owned life insurance	872	781	1,733	1,555
Insurance group income	2,442	2,395	4,732	4,320
Other income	867	1,034	2,043	1,992
Total non-interest income	7,076	10,449	16,778	19,529

Non-interest expense:
Salaries, wages and employee benefits	11,260	11,147	22,475	21,821
Net occupancy and equipment expense	2,979	2,964	5,956	6,228
Other expenses	6,012	5,289	10,793	10,864
Total non-interest expense	20,251	19,400	39,224	38,913

Income before income taxes	3,682	8,370	11,712	15,922

Income tax expense	1,670	2,464	4,214	4,536

Net income	$2,012	$5,906	$7,498	$11,386

Net income per share- diluted	$0.08	$0.21	$0.28	$0.40
Net income per share- basic	$0.08	$0.22	$0.29	$0.41

Ex - 9